INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-264622 and 333-226581 and Form S-8 No. 333-03910 and 333-229591) of Schmitt Industries, Inc. of our report dated October 13, 2022, relating to the consolidated financial statements of Schmitt Industries, Inc., which report appears in the Annual Report on Form 10-K of Schmitt Industries, Inc. as of May 31, 2022 and 2021 and for the years then ended.

/s/ UHY LLP

Melville, NY

October 13, 2022